Exhibit 10.6

Executive Officer Form

HORNBECK OFFSHORE SERVICES, INC.

2005 LONG TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2026)

NON-QUALIFIED STOCK OPTION GRANT NOTICE

Pursuant to the terms and conditions of the Hornbeck Offshore Services, Inc. 2005 Long Term Incentive Plan (as amended and restated effective September 1, 2026) (f/k/a Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan) (as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Plan”), Hornbeck Offshore Services, Inc. (f/k/a Helix Energy Solutions Group, Inc.), a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the right and option to purchase all or any part of the number of shares of Stock (“Shares”) set forth below (the “Option”). This Option award (this “Award”) is subject to the terms and conditions set forth herein and in the Non-Qualified Stock Option Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Non-Qualified Stock Option

Participant:	[__________]

Date of Grant:	[__________]

Total Number of Shares Subject to this Option:	[__________] Shares

Option Price:	$[__________] per Share

Expiration Date:	[__________]

Vesting Schedule:	[__________]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Non-Qualified Stock Option Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed this Grant Notice within 90 days following the Date of Grant set forth above, you will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

HORNBECK OFFSHORE SERVICES, INC.

By:
	Name:	[__________]
	Title:	[__________]

PARTICIPANT

Name: [__________]

SIGNATURE PAGE TO

NON-QUALIFIED STOCK OPTION GRANT NOTICE

EXHIBIT A

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This Non-Qualified Stock Option Award Agreement (together with the Non-Qualified Stock Option Grant Notice (the “Grant Notice”) to which this Non-Qualified Stock Option Award Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), by and between Hornbeck Offshore Services, Inc. (f/k/a Helix Energy Solutions Group, Inc.), a Delaware corporation (the “Company”), and [__________] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the right and option to purchase all or any part of the number of Shares set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2. Option Price. The Option Price of each Share subject to this Option shall be the Option Price set forth in the Grant Notice, which has been determined to be not less than the Fair Market Value of a Share on the Date of Grant.

3. Vesting of Option.

(a) General. Except as otherwise set forth in Sections 3 and 5, this Option shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon the Participant’s Termination of Service prior to this Option vesting in full (but after giving effect to any accelerated vesting pursuant to this Section 3), the unvested portion of this Option (and all rights arising from such portion and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b) 1[Termination of Service. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 10 (as applicable):

(i) upon the Participant’s Termination of Service due to the Participant’s death, Disability or a Qualifying Termination (including, for clarity, a Change of Control Qualifying Termination), any portion of this Option that remains unvested shall immediately become vested as of the date of such Termination of Service;

[1]	Note to Form: To include for Todd M. Hornbeck.

(ii) upon the Participant’s Termination of Service for Cause, the unexercised portion of this Option, whether or not vested (and all rights arising from such portion and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; or

(iii) upon the Participant’s Termination of Service due to the Participant’s Retirement that occurs on or after the one-year anniversary of the Date of Grant, any portion of this Option that remains unvested shall remain outstanding and eligible to vest in accordance with this Agreement without regard to any requirement of continued employment through the vesting date (but still subject to all the other terms and conditions herein, including Section 5). Except as otherwise determined by the Committee, the Participant shall certify in writing prior to each applicable vesting date that no Restrictive Covenant Violation has occurred.]

(b) 2[Termination of Service. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 10 (as applicable):

(i) upon the Participant’s Termination of Service due to the Participant’s death or Disability, any portion of this Option that remains unvested shall immediately become vested as of the date of such Termination of Service;

(ii) upon the Participant’s Termination of Service due to a Qualifying Termination (except as set forth in Section 3(b)(iii) following a Change in Control), a Pro-Rated Amount of any portion of this Option that remains unvested shall immediately become vested as of the date of such Qualifying Termination, and any portion of this Option that remains unvested after the Pro-Rated Amount of this Option vests (the “Contingent Portion”) will remain outstanding and eligible to vest during the six-month period immediately following such Qualifying Termination (the “Vesting Tail Period”), solely in the event a Change in Control occurs during the Vesting Tail Period such that such Qualifying Termination becomes a Change of Control Qualifying Termination, and if a Change in Control does not occur within the Vesting Tail Period, the Contingent Portion of this Option will be forfeited immediately upon the expiration of the Vesting Tail Period without further notice and at no cost to the Company;

(iii) upon the Participant’s Termination of Service due to a Change of Control Qualifying Termination that occurs on or following a Change in Control, any portion of this Option that remains unvested shall immediately become vested as of the date of such Change of Control Qualifying Termination;

(iv) upon the Participant’s Termination of Service for Cause, the unexercised portion of this Option, whether or not vested (and all rights arising from such portion and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; or

(v) upon the Participant’s Termination of Service due to the Participant’s Retirement that occurs on or after the one-year anniversary of the Date of Grant, any portion of this Option that remains unvested shall remain outstanding and eligible to vest in accordance with this Agreement without regard to any requirement of continued employment or service through the vesting date (but still subject to all the other terms and conditions herein, including Section 5). Except as otherwise determined by the Committee, the Participant shall certify in writing prior to each applicable vesting date that no Restrictive Covenant Violation has occurred.]

[2]	Note to Form: To include for all executive officers other than Todd M. Hornbeck.

(c) Change in Control. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, in the event of a Change in Control, to the extent this Option is not Assumed by the surviving entity in connection with such Change in Control, any portion of this Option that remains unvested shall become vested and exercisable immediately prior to such Change in Control. For the purposes of this Agreement, this Option shall be considered “Assumed” by the surviving entity in a Change in Control if following the Change in Control this Award (i) relates to publicly traded equity securities of the Company or successor company or an affiliate thereof and (ii) confers the right to purchase or receive, for each Share subject to this Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to this Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor company or its affiliate, the Committee may, with the consent of the successor company or its affiliate, provide that the consideration to be received upon the exercise of this Award, for each Share subject thereto, will be solely common stock of the successor company or its affiliate substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(d) Definitions. For purposes of this Agreement:

(i) “Cause” shall have the meaning ascribed to such term in the Employment Agreement.

(ii) “Change of Control Qualifying Termination” shall have the meaning ascribed to such term in the Employment Agreement.

(iii) “Disability” shall have the meaning ascribed to such term in the Employment Agreement.

(iv) “Employment Agreement” means the [Second Amended and Restated] Employment Agreement, dated as of [__________], by and among the Participant, the Company and Hornbeck Offshore Operators, LLC, as amended from time to time.

(v) [“Pro-Rated Amount” means the product, rounded up to the nearest whole number, of (A) the total number of unvested Shares subject to this Option as of such Termination of Service and (B) a fraction, (I) the numerator of which is the total number of calendar days that have elapsed from the most recent vesting date set forth in the Grant Notice (or, if a vesting date has not occurred, the Date of Grant) through the date of the Participant’s Termination of Service and (II) the denominator of which is the total number of calendar days between the most recent vesting date set forth in the Grant Notice (or, if a vesting date has not occurred, the Date of Grant) and the final vesting date set forth in the Grant Notice.]3

[3]	Note to Form: To include for all executive officers other than Todd M. Hornbeck.

(vi) “Qualifying Termination” shall have the meaning ascribed to such term in the Employment Agreement.

(vii) “Retirement” shall have the meaning ascribed to such term in the Employment Agreement.

(viii) “Termination of Service” means the termination of the Participant’s employment with, or performance of services for, the Company and its Affiliates. Unless otherwise determined by the Committee, (a) if the Participant’s employment or services with the Company and its Affiliates terminates but the Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service with the Company and its Affiliates and (b) if the Participant is employed by, or performing services for an Affiliate that ceases to be an Affiliate, the Participant shall be deemed to have incurred a Termination of Service provided the Participant does not immediately thereafter become an employee of the Company or another Affiliate. Notwithstanding the foregoing provisions of this definition, to the extent this Award constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A, the Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A.

4. Exercise of Option.

(a) Subject to the earlier expiration of this Option as provided herein, this Option or any portion thereof, to the extent vested pursuant to Section 3 and subject to Section 4(e), may be exercised by the Participant providing to the Company all of the following prior to the time when this Option or such portion thereof becomes unexercisable:

(i) written notice to the Company, which notice shall be delivered to the Company in the form, and in the manner, designated by the Committee from time to time (which, for clarity, may be different than as provided in Section 12);

(ii) the payment of the Option Price in full in accordance with Section 4(d);

(iii) the payment of any applicable withholding tax in accordance with Section 6;

(iv) any other written representation or documents as may be required in the Committee’s sole discretion to effect compliance with applicable law; and

(v) in the event this Option or portion thereof shall be exercised by the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant, appropriate proof of the right of such Person to exercise this Option or portion thereof.

Notwithstanding any of the foregoing, the Committee shall have the right to specify all conditions of the manner of exercise, which conditions may be subject to change from time to time.

(b) This Option may be exercised only while the Participant remains an employee or other service provider of the Company or an Affiliate and will terminate and cease to be exercisable upon the Participant’s Termination of Service, except as otherwise provided in this Section 4(b) below:

(i) Upon the Participant’s Termination of Service due to the Participant’s death or Disability, the portion of this Option that is vested as of such Termination of Service (after giving effect to any accelerated vesting pursuant to Section 3(b)) may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is one year following the date of such Termination of Service and (B) the Expiration Date.

(ii) Upon the Participant’s Termination of Service due to a Qualifying Termination, the portion of this Option that is vested as of such Termination of Service (after giving effect to any accelerated vesting pursuant to Section 3(b)) may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is one year following the date of such Termination of Service and (B) the Expiration Date.

(iii) Upon the Participant’s Termination of Service due to a resignation by the Participant without Good Reason (that does not constitute a Retirement and that occurs other than at a time when grounds to terminate the Participant’s employment for Cause exist), the portion of this Option that is vested as of such Termination of Service (after giving effect to any accelerated vesting pursuant to Section 3(b)) may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is 90 days following the date of such Termination of Service and (B) the Expiration Date.

(iv) Upon the Participant’s Termination of Service due to the Participant’s Retirement, the portion of this Option that is vested as of such Termination of Service or may become vested in accordance with Section 3(b) may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is five years following the date of such Termination of Service and (B) the Expiration Date; provided, however, that if the Committee determines that a Restrictive Covenant Violation has occurred, then the exercise period pursuant to this Section 4(b)(iv) shall immediately terminate as of the date of such determination.

(c) This Option shall not be exercisable in any event after the Expiration Date set forth in the Grant Notice.

(d) The Option Price for the Shares as to which this Option is exercised shall be paid in full by any of the following, subject to Section 4(e):

(i) by cash or check made payable to the Company;

(ii) with the consent of the Committee, by requesting that the Company withhold a net number of vested Shares otherwise issuable upon the exercise of this Option having an aggregate Fair Market Value equal to the aggregate Option Price at the time of exercise;

(iii) with the consent of the Committee, by tendering to the Company vested Shares held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price;

(iv) with the consent of the Committee, through the delivery of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to the Participant upon the exercise of this Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or

(v) in any combination of the foregoing.

(e) No fraction of a Share shall be issued by the Company upon exercise of this Option or any portion thereof. Instead, in the event that there is a fraction of a Share underlying the Option that is vested, the number of vested Shares shall be rounded up to the nearest whole number. In addition, no fraction of a Share shall be accepted by the Company in payment of the Option Price thereof; rather, the Participant shall provide a cash payment for such amount of the Option Price as is necessary to effect the issuance and acceptance of only whole Shares.

5. Restrictive Covenants.

(a) The Participant acknowledges and agrees that the grant of this Option further aligns the Participant’s interests with the Company’s long-term business interests, and as a condition to the Company’s willingness to enter into this Agreement, the Participant agrees to abide by the terms of any and all restrictive covenant agreements and obligations to which the Participant is subject in respect of the Company and its Affiliates, including, but not limited to, any confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, assignment of inventions or other restrictive covenants in any Service Arrangement (as defined below) or other agreement by and between the Company or any Affiliate and the Participant, including those set forth in the Employment Agreement (the “Restrictive Covenants”).

(b) Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that the Participant has materially breached any of the Restrictive Covenants[; provided that such material breach has a substantial detrimental impact on the Company or could reasonably be expected to have a substantial detrimental impact on the Company as determined by the Board in good faith]4; provided[, further,]5 that, solely for purposes of Sections 3, 4 and 5 (and without affecting the determination of whether a breach of the Restrictive Covenants has occurred for any other purpose or limiting any other remedies with respect thereto), a material breach of the Restrictive Covenants can only occur if (x) the Company provides the Participant with written notice of the circumstances constituting the alleged material breach of the Restrictive Covenants within 90 days after becoming aware of such circumstances and (y) the alleged breach, if curable (which includes any commercial relationship resulting from such prohibited conduct), has not been cured within 15 days after receipt of the written notice described in clause (x) (any such breach, a “Restrictive Covenant Violation”), then any portion of this Option (whether or not vested) that remains unexercised as of the date of such determination (and all rights arising from such portion and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

6. Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Company has the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by applicable law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company may withhold or the Participant may make such payment in accordance with Section 13.3 of the Plan.

(b) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the exercise of this Option to, or to cause any such Shares to be held in book-entry form by, the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of the Participant resulting from the exercise of this Option or any other taxable event related to this Option.

(c) The Participant is ultimately liable and responsible for all taxes owed in connection with this Option, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with this Option. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of this Option or the subsequent sale of Shares. The Company does not commit and is under no obligation to structure this Option to reduce or eliminate the Participant’s tax liability.

[4]	Note to Form: To include for Todd M. Hornbeck.
[5]	Note to Form: To include for Todd M. Hornbeck.

(d) The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Award or disposition of the underlying Shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

(e) No fraction of a Share shall be issued by the Company upon exercise of this Option or any portion thereof or accepted by the Company in payment of any withholding obligation; rather, the Participant shall provide a cash payment for any withholding amount as is necessary to effect the issuance and acceptance of only whole Shares.

7. Non-Transferability. During the lifetime of the Participant, this Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying this Option have been issued, and all restrictions applicable to such Shares have lapsed, and this Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Neither this Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

8. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (together with all rules and regulations promulgated thereunder, the “Securities Act”) is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law and to make any representation or warranty with respect to such compliance as may be requested by the Company.

9. Rights as a Stockholder. The Participant shall have no rights or privileges of a stockholder of the Company with respect to any Shares purchasable upon the exercise of any part of this Option unless and until the Participant has become the holder of record of such Shares and such Shares have been delivered to the Participant (including through electronic delivery to a brokerage account). No adjustments shall be made for dividends in cash or other property, distributions or other rights for which the record date is prior to the date of such issuance, recordation and delivery, except as otherwise specifically provided for in the Plan or this Agreement. Except as otherwise provided herein, after such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

10. Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided that any review period under such release will not modify the exercise period with respect to the vested portion of this Option.

11. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a Service Arrangement or by applicable law, the Participant’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of this Option is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.

12. Notices. Subject to the Committee’s discretion to designate the form and manner of exercise notices in accordance with Section 4(a), all notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Hornbeck Offshore Services, Inc.

103 Northpark Blvd., Suite 300

Covington, LA 70433

Attention: [__________]

E-Mail: [__________]

If to the Participant, at the Participant’s last known address on file with the Company.

Notice shall be deemed to have been duly delivered (a) when delivered in person, (b) when sent by email (provided that the sender has not received any “bounce-back,” “out of office,” or similar message indicating that the email was not sent or received by the recipient) on a business day; provided that if a notice is sent by email after normal business hours of the recipient or on a non-business day, then it shall be deemed to have been received on the next business day after it is sent, (c) on the first business day after such notice is sent by express overnight courier service or (d) on the second business day following deposit with an internationally-recognized second-day courier service with proof of receipt maintained.

13. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system, by reference to a location on a Company intranet to which the Participant has access, or to the Participant’s account with the Company’s equity plan administrator. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

14. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable law.

15. Entire Agreement; Amendment. This Agreement (which, for clarity, includes the Grant Notice and the Plan) constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby; provided that (a) the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment agreement, offer letter, consulting agreement, change-in-control agreement, severance agreement or similar agreement between the Company or an Affiliate and the Participant or any severance plan, change-in-control plan or similar plan of the Company or an Affiliate in which the Participant participates (any such arrangement, a “Service Arrangement”), including the Employment Agreement, in each case, in effect as of the date a determination is to be made under this Agreement; and (b) the consequences for a material breach of the Restrictive Covenants set forth herein are in addition to and complement (and do not replace or supersede) any other consequences set forth in the Employment Agreement or otherwise for a breach of the Restrictive Covenants. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided that except as otherwise provided in the Plan or this Agreement, any such amendment that materially impairs the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

16. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such right continues.

17. Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment or clawback policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other applicable law. The Participant’s acceptance of this Award will constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and this Award, whether adopted before or after the Date of Grant (whether though clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith) and any applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.

19. Venue. The Company, the Participant and any of the Participant’s permitted transferees, agree that any suit, action or proceeding arising out of or related to this Agreement shall be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in the courts of the State of Delaware) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by applicable law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. Without limiting the generality of Section 16, if any one or more provisions of this Section 19 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

20. Conformity to Securities Laws. The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Option shall be administered, granted and exercised only in such a manner as to conform to applicable law. To the extent permitted by applicable law and the Plan, this Agreement shall be deemed amended to the extent necessary to conform to applicable law.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom this Option may be transferred by will or the laws of descent or distribution.

22. Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

23. Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail or via electronic acceptance in accordance with Section 13 shall be effective as delivery of a manually executed counterpart of the Grant Notice.

24. Section 409A. Notwithstanding anything in this Agreement, the Grant Notice or the Plan to the contrary, the Option granted pursuant to this Agreement is intended to be exempt from the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Option provided under this Agreement is exempt from or compliant with Section 409A and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

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